STATE OF DELAWARE
                              CERTIFICATE OF TRUST

     This Certificate of Trust of ALKEON GLOBAL FUND, a statutory trust (the "Trust") which proposes to register under the Investment Company Act of 1940, as amended (the "1940 Act"), filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code ss. 3801 ET SEQ.), sets forth the following:

          FIRST: The name of the Trust is ALKEON GLOBAL FUND.

          SECOND: As required by 12 Del. Code ss.ss. 3807(b) and 3810(a)(1)(b), the name and business address of the Trust's Registered Agent for Service of Process and the address of the Trust's Registered Office are:

                                             Address of Trust's Registered
                                             Office and Business Address
          RESIDENT AGENT                     OF REGISTERED AGENT
          --------------                     -------------------------------
          Corporation Service Company        2711 Centerville Rd., Suite 400
                                             Wilmington, DE 19808

          The name and business address of the initial trustee of the Trust is as follows:

          NAME                               BUSINESS ADDRESS
          ----                               ----------------
          George Mykoniatis                  350 Madison Avenue
                                             New York, NY 10017

          THIRD: The nature of the business or purpose or purposes of the Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

          FOURTH: The trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in any manner now or hereafter prescribed by statute.

          FIFTH: This Certificate of Trust shall become effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the initial trustee of ALKEON GLOBAL FUND, has duly executed this Certificate of Trust as of this 26th day of June, 2009.



                                             /s/ George Mykoniatis
                                             ---------------------------
                                             George Mykoniatis , as Trustee
                                             and not individually